EXHIBIT 99.1
                                                                    ------------


                                [GRAPHIC OMITTED]
                  [LOGO - UNIVERSAL AMERICAN FINANCIAL CORP.]


                              FOR IMMEDIATE RELEASE


                   UNIVERSAL AMERICAN FINANCIAL CORP. REPORTS
                          RECORD FIRST QUARTER RESULTS


Rye Brook, NY - May 3, 2005 - UNIVERSAL AMERICAN FINANCIAL CORP. (NASDAQ: UHCO) ("Universal American") today announced record financial results for the quarter ended March 31, 2005.

FIRST QUARTER 2005 COMPARED TO FIRST QUARTER 2004

         Universal American reported net income of $16.1 million for the first quarter of 2005, a 16% increase over the $13.9 million reported for the first quarter of 2004. Earnings per diluted share were $.28, an increase of 12% over the $.25 reported for the first quarter of 2004. Results for the first quarter of 2005 include the results of operations of Heritage Health Systems, Inc. ("Heritage") which was acquired on May 28, 2004.

         Net income for the first quarter of 2005 included after-tax realized investment gains of $0.7 million, or $.01 per diluted share. Net income for the first quarter of 2004 included after-tax realized investment gains of $2.3 million, or $.04 per diluted share.

         Total revenues for the first quarter of 2005 increased 41% to $224.2 million. Direct and assumed premiums for the first quarter of 2005 increased 32% to $262.9 million and net premiums for the first quarter increased 49% to $202.2 million, compared to the first quarter of 2004.

         Return on equity for the first quarter of 2005 was 15.1%. Excluding the effect of FAS 115, return on equity for the first quarter of 2005 was 16.5% which includes 72 basis points resulting from realized capital gains (see discussion of Non-GAAP Financial Measures contained in the Supplemental Financial Information at the end of this press release).


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Universal American Financial Corp.                                        Page 2
May 3, 2005

BALANCE SHEET DATA

         Total assets were $2.05 billion as of March 31, 2005, compared to $2.02 billion at December 31, 2004. Stockholders' equity as of March 31, 2005 was $431.9 million, or $7.75 per common share, compared to $419.4 million, or $7.60 per common share, at December 31, 2004. As of March 31, 2005, excluding the effect of FAS 115 (which includes the net unrealized appreciation of the company's investment portfolio), stockholders' equity was $399.2 million and fully diluted book value per common share was $7.04, a 19.7% increase on an annualized basis since December 31, 2004 (see discussion of Non-GAAP Financial Measures contained in the Supplemental Financial Information at the end of this press release). Over the last five years, fully diluted book value per share, excluding the effect of FAS 115, has grown at a compounded rate of 17.0%.

MANAGEMENT COMMENTS

         Richard Barasch, chairman and CEO of Universal American, commented, "We continued our strong performance in the first quarter of 2005. Led by outstanding results in our Medicare Advantage segment, Universal American has maintained a superior rate of growth. In addition, we are very enthusiastic about our strategic position in the senior health insurance market. To complement our Medicare supplement franchise, we are now building a Medicare Advantage business as well. As the market for individual senior health insurance grows, our company is well-positioned to offer the full range of needed products.

         We are particularly excited about the opportunities to market the insured prescription drug program authorized by the Medicare Modernization Act of 2003. Recently, we announced a strategic alliance with PharmaCare Management Services, Inc., a wholly owned subsidiary of CVS Corporation, to offer this product. We believe that this program has the potential to have a meaningful impact on our business.


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Universal American Financial Corp.                                        Page 3
May 3, 2005

         SENIOR MARKET HEALTH

         Although revenues rose by 12% to $99.2 million, as compared to the first quarter of 2004, results in our Senior Market Health segment were negatively impacted by higher morbidity, primarily from the increase in the deductible for Part B coverage. Our Medicare supplement loss ratio increased 140 basis points to 72.8% from 71.4% in the first quarter last year, leading to a 14% decrease in segment income for the quarter. We have already applied for and will implement rate increases that should allow us to reverse this trend. As we have discussed previously, first quarter results in the Medicare supplement business are impacted by loss ratios that are seasonal and predictably higher than in the succeeding quarters, and we expect to see improvement throughout the balance of the year.

         Our senior market sales force continues to perform well. Even with lower Medicare supplement sales, our overall sales, including the sale of Medicare Advantage products, increased by 40% as compared to the first quarter of 2004.

         MEDICARE ADVANTAGE

         Our Medicare Advantage segment continued its rapid growth and increased profitability. This segment generated pre-tax income of $7.0 million and earnings before interest, taxes, depreciation and amortization ("EBITDA") of $7.5 million for the first quarter of 2005 on revenues of $53.3 million (see discussion of Non-GAAP Financial Measures contained in the Supplemental Financial Information at the end of this press release).

         Since the acquisition of Heritage on May 28, 2004, more than 4,270 new members have been added in its core markets in southeast Texas, bringing the enrollment up to 20,347 as of March 31, 2005. We expect our growth to continue as a result of expansion to additional counties, as well as from the incremental sales activity generated by our Senior Solutions Sales Centers in that region. In addition, our Medicare Advantage private fee-for-service plans in upstate New York and Pennsylvania continue to gain momentum. After only ten months of have more than 2,000 members enrolled in this program, resulting in $14.7 million of annualized revenue. At the beginning of 2004, we had no Medicare Advantage membership. Now, we have more than 22,000 members generating more than $217 million of annualized revenue.


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Universal American Financial Corp.                                        Page 4
May 3, 2005

         SPECIALTY HEALTH

         Our Specialty Health segment continued its steady performance, with solid contributions coming from the continued profitability of our specialty health business in the U.S. and Canada. Revenues decreased 1% to $44.1 million and pre-tax income decreased 3% to $5.6 million compared to the first quarter of 2004.

         LIFE INSURANCE & ANNUITIES

         Our Life Insurance and Annuity segment improved over the first quarter of 2004. Revenues increased 17% to $22.8 million and pre-tax income increased 25% to $4.0 million compared to the first quarter of 2004, as a result of an increase in business and more favorable mortality.

         ADMINISTRATIVE SERVICES

         CHCS Services, our senior health insurance third-party administrator, continued its important contribution to the profitability and cash flow of our company. Revenues for the first quarter of 2005 increased by 7% to $14.9 million, as compared to the first quarter of 2004, and pre-tax income increased 15% to $3.6 million. EBITDA for the first quarter of 2005 increased 12% to $4.1 million, compared to the first quarter of 2004 (see discussion of Non-GAAP Financial Measures contained in the Supplemental Financial Information at the end of this press release).

         INVESTMENT PORTFOLIO

         Our investment portfolio, now totaling approximately $1.2 billion, remains sound with over 99% of the portfolio invested in debt securities rated investment grade by at least one of the rating agencies. As of the end of the first quarter, our bonds were worth $44 million more than their cost. We realized $1.1 million in capital gains during the quarter ended March 31, 2005, compared to $3.6 million in the first quarter of 2004. We continue to have a bias that rates will increase and have maintained significant cash, short term and floating rate positions.


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Universal American Financial Corp.                                        Page 5
May 3, 2005

         RESEGMENTATION

         Beginning with our Annual Report on Form 10-K for 2004, we changed the way we report our results by segment. Previously, we reported our segments based on distribution channel. We now report based on product. We have replaced our current Senior Market Brokerage and Career Agency segments with Senior Market Health, Life Insurance and Annuity and Specialty Health segments. The Medicare Advantage and Administrative Services segments remain unchanged. We believe that this new segmentation will provide even greater clarity to our financial results."

CONFERENCE CALL

         Universal American will host a conference call at 10 am Eastern Time on Wednesday, May 4, 2005 to discuss the first quarter results and other corporate developments. Interested parties may participate in the call by dialing 706-679-0770. Please call in 10 minutes before the scheduled time and ask for the Universal American call. This conference call will also be webcast live over the Internet and can be accessed at Universal American's website at WWW.UAFC.COM. To listen to the live call, please go to the website at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 60 days.

            Prior to the conference call, Universal American will make available on its website supplemental financial data in connection with its quarterly earnings release. This supplemental financial data can be accessed at WWW.UAFC.COM (under the heading "Investor Relations; Financial Reports").

ABOUT UNIVERSAL AMERICAN FINANCIAL CORP.

         Universal American Financial Corp. is a specialty health and life insurance holding company. Through our family of companies, we offer a broad array of health insurance and managed care products and services, primarily to the growing senior population. Universal American is included in the NASDAQ Financial-100 Index, the Russell 2000 Index and the Russell 3000 Index. For more information on Universal American, please visit our website at WWW.UAFC.COM.


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Universal American Financial Corp.                                        Page 6
May 3, 2005

         Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Universal American believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Universal American's ability to control or predict. Important factors that may cause actual results to differ materially and could impact Universal American and the statements contained in this news release can be found in Universal American's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, Universal American claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Universal American assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

                               (Tables to follow)



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Universal American Financial Corp.                                       Page 7
May 3, 2005


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                      IN MILLIONS, EXCEPT PER SHARE AMOUNTS
                                   (UNAUDITED)

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
CONSOLIDATED RESULTS OF OPERATIONS                   2005              2004

Direct and assumed premiums                        $    262.9      $      199.9
                                                      =========        =========

Net premiums and policyholder fees                 $    202.2       $     135.9
Net investment income                                    16.7              16.1
Other income                                              4.2               3.1
Realized gains                                            1.1               3.6
                                                      ---------        ---------
      Total revenue                                     224.2             158.7
                                                      ---------        ---------

Policyholder benefits                                   143.3              94.6
Interest credited to policyholders                        4.5               4.2
Change in deferred acquisition costs                    (15.7)            (16.3)
Amortization of present value of future profits           1.7               0.9
Commissions and general expenses, net of
       allowances                                        65.7              54.1
                                                      ---------        ---------
      Total benefits and expenses                       199.5             137.5
                                                      ---------        ---------

      Income before income taxes                         24.7              21.2

Income taxes, excluding capital gains                    (8.2)             (6.0)
Income taxes on capital gains (2)                        (0.4)             (1.3)
                                                      ---------        ---------

Total income taxes (1)                                   (8.6)             (7.3)
                                                      ---------        ---------

NET INCOME                                         $     16.1      $       13.9
                                                      =========        =========

Per Share Data (Diluted):
      NET INCOME                                   $      0.28     $        0.25
                                                      =========        =========

See following page for explanation of footnotes.



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Universal American Financial Corp.                                       Page 8
May 3, 2005


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                      IN MILLIONS, EXCEPT PER SHARE AMOUNTS
                                   (UNAUDITED)

                                                      THREE MONTHS ENDED
                                                           MARCH 31,
INCOME BEFORE TAXES BY SEGMENT                     2005                2004

Senior Market Health                         $        6.8       $      7.9
Medicare Advantage(5)                                 7.0               -
Specialty Health                                      5.6              5.7
Life Insurance & Annuity                              4.1              3.3
Administrative Services                               3.6              3.2

Corporate                                            (3.5)            (2.5)

Realized gains                                        1.1              3.6
                                                ------------       -------------

        Income before income taxes           $       24.7       $      21.2
                                                ============       =============

BALANCE SHEET DATA                                            MARCH 31, 2005       DECEMBER 31, 2004
--------------------------------------------------            --------------       -----------------
Total Cash and Investments                                       $  1,382.3             $  1,378.3
Total Assets                                                     $  2,047.5             $  2,017.1
Total Policyholder Related Liabilities                           $  1,362.4             $  1,343.0
Total Outstanding Bank Debt                                      $     99.8             $    101.1
Other Long Term Debt                                             $     75.0             $     75.0
Total Stockholders' Equity                                       $    431.9             $    419.4
Book Value per Common Share                                      $     7.75             $     7.60
Diluted Weighted Average Shares Outstanding-Year to Date               57.4                   56.6

NON-GAAP FINANCIAL MEASURES *
Total Stockholders' Equity (excluding FAS 115) *                 $    399.2             $    378.4
Diluted Book Value per Common Share (excluding FAS 115) *        $     7.04             $     6.71
(3)
Debt to Total Capital Ratio * (4)                                     17.4%                  18.2%

* Non-GAAP Financial Measures - See supplemental tables on the following pages of this release for a reconciliation of these items to financial measures calculated under accounting principles generally accepted in the United States (GAAP).

(1)The overall effective tax rate for the quarter ended March 31, 2005 was 34.8% and was 34.5% for the same quarter of 2004.
(2)Tax on realized capital gains (losses) and other non-recurring items is based on a 35.0% effective tax rate for all periods.
(3)Diluted book value per common share (excluding FAS 115) represents Total Stockholders' Equity, excluding accumulated other comprehensive income ("FAS 115"), plus assumed proceeds from the exercise of vested options, divided by the total shares outstanding plus the shares assumed issued from the exercise of vested options.
(4)The Debt to Total Capital Ratio is calculated as the ratio of the Total Outstanding Bank Debt to the sum of Stockholders' Equity (excluding FAS 115) plus Total Outstanding Bank Debt plus Trust Preferred Securities.
(5)In connection with the acquisition of Heritage Health Systems, Inc. on May 28, 2004, we added a new segment, Medicare Advantage. This segment includes the operations of Heritage, as well as the private fee-for-service plans recently introduced in New York and Pennsylvania by our existing insurance subsidiaries.



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Universal American Financial Corp.                                       Page 9
May 3, 2005


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                           NON-GAAP FINANCIAL MEASURES
                      IN MILLIONS, EXCEPT PER SHARE AMOUNTS
                                   (UNAUDITED)


Universal American uses certain non-GAAP financial measures to evaluate the company's performance for the periods presented in this press release. These measures should not be considered an alternative to measurements required by GAAP. Because Universal American's calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Universal American's non-GAAP financial measures to those of other companies. The key non-GAAP measures presented in our press release, including reconciliation to GAAP measures, are presented below.

TOTAL STOCKHOLDERS' EQUITY (EXCLUDING FAS 115)
                                                                 MARCH 31,      DECEMBER 31,
                                                                     2005              2004
Total stockholders' equity                                      $   431.9        $    419.4
Less:  Accumulated other comprehensive income                       (32.7)            (41.0)
                                                                ---------        ----------

        TOTAL STOCKHOLDERS' EQUITY (EXCLUDING FAS 115)          $   399.2        $    378.4
                                                                =========        ==========

Universal American uses total stockholders' equity (excluding FAS 115), as a basis for evaluating growth in equity on both an absolute dollar basis and on a per share basis, as well as in evaluating the ratios of debt to total capitalization. We believe that fluctuations in stockholders' equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the core performance of Universal American's business operations.


DILUTED BOOK VALUE PER COMMON SHARE
 (EXCLUDING FAS 115)
                                                                       MARCH 31,            DECEMBER 31,
                                                                           2005                    2004
Total stockholders' equity                                         $      431.9            $      419.4
Proceeds from assumed exercises of vested options                          18.0                    15.9
                                                                   ------------            ------------
                                                                   $      449.9            $      435.3
                                                                   ============            ============
Diluted common shares outstanding                                          59.3                    58.8
                                                                   ============            ============

        DILUTED BOOK VALUE PER COMMON SHARE                       $        7.59            $       7.41
                                                                   ============            ============

Total stockholders' equity (excluding FAS 115)                    $       399.2            $       378.4
Proceeds from assumed exercises of vested options                          18.0                     15.9
                                                                   ------------            ------------
                                                                  $       417.2            $       394.3
                                                                   ============            ============
Diluted common shares outstanding                                          59.3                    58.8
                                                                   ============            ============

        DILUTED BOOK VALUE PER COMMON SHARE (EXCLUDING FAS
        115)                                                      $        7.04            $       6.71
                                                                   ============            ============

As noted above, Universal American uses total stockholders' equity (excluding FAS 115), as a basis for evaluating growth in equity on a per share basis. We believe that fluctuations in stockholders' equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the core performance of Universal American's business operations.



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Universal American Financial Corp.                                       Page 10
May 3, 2005


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                           NON-GAAP FINANCIAL MEASURES
                                   IN MILLIONS
                                   (UNAUDITED)

DEBT TO TOTAL CAPITAL RATIO
                                                                       MARCH 31,             DECEMBER 31,
                                                                           2005                     2004
Total outstanding bank debt                                        $       99.8            $       101.1
                                                                   ============            =============

Total stockholders' equity                                         $      431.9            $       419.4
Total outstanding bank debt                                                99.8                    101.1
Total outstanding trust preferred securities                               75.0                     75.0
                                                                   ------------            -------------
   Total Capital                                                   $      606.7            $       595.5
                                                                   ============            =============

        DEBT TO TOTAL CAPITAL RATIO                                       16.4%                    17.0%
                                                                   ============            =============

Total stockholders' equity (excluding FAS 115)                     $      399.2            $       378.4
Total outstanding bank debt                                                99.8                    101.1
Total outstanding trust preferred securities                               75.0                     75.0
                                                                   ------------            -------------
   Total Capital                                                   $      574.0            $       554.5
                                                                   ============            =============

        DEBT TO TOTAL CAPITAL RATIO                                       17.4%                   18.2%
                                                                   ============            =============

As noted above, Universal American uses total stockholders' equity (excluding FAS 115), as a basis for evaluating the ratio of debt to total capital. We believe that fluctuations in stockholders' equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the core performance of Universal American's business operations.

RETURN ON EQUITY
                                                                    THREE MONTHS
                                                                        ENDED              THREE MONTHS ENDED
                                                                   MARCH 31, 2005            MARCH 31, 2004
Net Income                                                         $       16.1            $        13.9
                                                                   ============            =============

Total stockholders' equity:
     Beginning of period                                           $      419.4            $       345.7
                                                                   ------------            -------------
     End of period                                                        431.9                    370.3
                                                                   ------------            -------------
   Average stockholders' equity                                    $      425.7            $       358.0
                                                                   ============            =============

        RETURN ON EQUITY                                                  15.1%                    15.5%
                                                                   ============            =============

Total stockholders' equity (excluding FAS 115):
     Beginning of period                                           $      378.4           $        305.9
                                                                   ------------           --------------
     End of period                                                        399.2                    321.0
                                                                   ------------           --------------
   Average stockholders' equity (excluding FAS 115)                $      388.8           $        313.5
                                                                   ============           ==============

        RETURN ON EQUITY (EXCLUDING FAS 115)                              16.5%                    17.7%
                                                                   ============           ==============

As noted above, Universal American uses total stockholders' equity (excluding FAS 115), as a basis for evaluating return on equity. We believe that fluctuations in stockholders' equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the core performance of Universal American's business operations.



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Universal American Financial Corp.                                       Page 11
May 3, 2005


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                           NON-GAAP FINANCIAL MEASURES
                                   IN MILLIONS
                                   (UNAUDITED)


ADMINISTRATIVE SERVICES EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")

                                                                       THREE MONTHS            THREE MONTHS
                                                                           ENDED                   ENDED
                                                                         MARCH 31,               MARCH 31,
                                                                           2005                    2004

Administrative Services pre-tax income                                $        3.6            $        3.2
                                                                      ------------            ------------
Depreciation, amortization and interest                                        0.5                     0.5
                                                                      ------------            ------------
       EARNINGS BEFORE INTEREST, TAXES,
          DEPRECIATION AND AMORTIZATION                               $        4.1            $        3.7
                                                                      ============            ============

In addition to pre-tax income, we also evaluate the results of our Administrative Services segment based on EBITDA. EBITDA is a common alternative measure of performance used by investors, financial analysts and rating agencies. It is also a measure that is included in the fixed charge ratio required by the covenants for our outstanding bank debt. Accordingly, these groups use EBITDA, along with other measures, to estimate the value of a company and evaluate Universal American's ability to meet its debt service requirements. While we consider EBITDA to be an important measure of comparative operating performance, it should not be construed as an alternative to pre-tax income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles).

MEDICARE ADVANTAGE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")

                                                                       THREE MONTHS            THREE MONTHS
                                                                           ENDED                   ENDED
                                                                         MARCH 31,               MARCH 31,
                                                                           2005                    2004

Medicare Advantage pre-tax income                                     $        7.0            $         -
                                                                      ------------            -----------
Depreciation, amortization and interest                                        0.5                      -
                                                                      ------------            -----------
       EARNINGS BEFORE INTEREST, TAXES,
          DEPRECIATION AND AMORTIZATION                               $        7.5            $         -
                                                                      ============            ===========

* Heritage was acquired on May 28, 2004. Its results prior to acquisition are not included in our consolidated results.

In addition to pre-tax income, we also evaluate the results of our Medicare Advantage segment based on EBITDA. EBITDA is a common alternative measure of performance used by investors, financial analysts and rating agencies. It is also a measure that is included in the fixed charge ratio required by the covenants for our outstanding bank debt. Accordingly, these groups use EBITDA, along with other measures, to estimate the value of a company and evaluate Universal American's ability to meet its debt service requirements. While we consider EBITDA to be an important measure of comparative operating performance, it should not be construed as an alternative to pre-tax income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles).

                                 #### #### ####

CONTACT:                            - OR-            INVESTOR RELATIONS COUNSEL:

Robert A. Waegelein                                 The Equity Group Inc.
Executive Vice President &                          WWW.THEEQUITYGROUP.COM
Chief Financial Officer (914) 934-8820              Linda Latman (212) 836-9609